                                                                               .
                                                                               .
                                                                               .
NS GROUP, INC.            December 31, 2002   Form 10-K             Exhibit 12.1



               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (thousands of dollars)


                                                                                   Three
                                                                                   Months         Year Ended
                                               Year Ended       Year Ended          Ended        September 30,
                                                12/31/02         12/31/01         12/31/00           2000
                                               ----------       ----------        --------       -------------
Earnings
    Pretax income (loss) from continuing
      operations                                $(40,173)        $(59,894)        $ (5,435)        $(24,638)

    Interest expense                               8,180           10,342            2,804           11,745
    Interest portion of rent expense (a)             455              640              162              729
                                                --------         --------         --------         --------

                                                $(31,538)        $(48,912)        $ (2,469)        $(12,164)
                                                ========         ========         ========         ========

Fixed Charges
    Interest expense                            $  8,180         $ 10,342         $  2,804         $ 11,745
    Interest portion of rent expense (a)             455              640              162              729
                                                --------         --------         --------         --------

                                                $  8,635         $ 10,982         $  2,966         $ 12,474
                                                ========         ========         ========         ========

Ratio of Earnings to Fixed Charges                    --               --               --

Deficiency in Earnings                          $ 40,173         $ 59,894         $  5,435         $ 24,638


(a) One-third of rent expense is the portion deemed representative of the interest factor.
(b) Earnings for the years ended December 31, 2002 and 2001, include $2.0 million and $55.6 million of restructuring charges, respectively.